COLLECTIVE BANCORP, INC.
                COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK

PRIMARY                                                   1996                     1995                    1994
                                                  --------------------------------------------------------------------
EARNINGS:
 Net income....................................            $54,500,430              $57,541,570             $59,366,538
                                                   ===================      ===================      ==================
SHARES:
 Weighted average number of
  common shares outstanding....................             20,383,512               20,285,000              20,206,000

 Assuming exercise of options
  reduced by the number of shares
  which could have been purchased
  with the proceeds from exercise
  of such options(1)...........................                273,371                  284,140                 356,753
 Unallocated ESOP Shares.......................               (206,503)                       -                       -
 Treasury stock................................                 (4,614)                       -                       -
                                                   --------------------------------------------------------------------

 Weighted average number of common
  shares outstanding as adjusted...............             20,445,766               20,569,140              20,562,753
                                                   ====================================================================

Primary earnings per share of
 common stock..................................                  $2.67                    $2.80                   $2.89
                                                   ====================================================================

ASSUMING FULL DILUTION
EARNINGS:
 Net income....................................            $54,500,430              $57,541,570             $59,366,538
                                                   ====================================================================
SHARES:
 Weighted average number of
  common shares outstanding....................             20,383,512               20,285,000              20,206,000

 Assuming exercise of options
  reduced by the number of shares
  which could have been purchased
  with the proceeds from exercise
  of such options(2)...........................                273,371                  294,904                 366,028
 Unallocated ESOP Shares.......................               (206,503)                       -                       -
 Treasury Stock................................                 (4,614)                       -                       -
                                                   --------------------------------------------------------------------

 Weighted average number of common
  shares outstanding as adjusted...............             20,445,766               20,579,904              20,572,028
                                                   ====================================================================

Fully diluted earnings per share of
   common stock................................                  $2.67                    $2.80                   $2.89
                                                   ====================================================================

(1) Assumes the proceeds obtained from the exercise of options were used to purchase common shares at the average market price during the year.

(2) Assumes the proceeds obtained from the exercise of stock options were used to purchase common shares at the market price at the close of the year if such price was higher than the average price during the year.




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